                                                                      EXHIBIT 21
                                                                     (1998 10-K)

The following table sets forth the name and jurisdiction of incorporation of the Registrant's significant subsidiaries. All subsidiaries are 100% owned except as noted.

                                                         Jurisdiction of
Name of Subsidiary                                       Incorporation
------------------                                       -------------
UNITED STATES:
--------------
AA Manufacturing Company, Inc.                           Texas
Air Cargo Equipment Corporation                          California
Air Cooling Technology, Inc.                             California
Ancor Products Inc.                                      California
Applied Power Credit Corporation                         Nevada
Applied Power International Ltd.                         Nevada
Applied Power Investments II Inc.                        Nevada
Barry Controls Corporation                               Delaware
Barry Wright Corporation                                 Massachusetts
CalTerm, Inc.                                            Nevada
CalTerm Taiwan, Inc.                                     Nevada
Cambridge Aeroflo, Inc.                                  Massachusetts
DCW Holding Inc.                                         Oklahoma
Del City Wire Inc.                                       Oklahoma
Eder Inc.                                                Wisconsin
Electronic Solutions                                     Nevada
GB Electrical, Inc.                                      Wisconsin
McLean Midwest Corporation                               Minnesota
Milwaukee Cylinder Company, Inc. (Dormant)               Wisconsin
Mox-Med Inc. (formerly known as Moxness Products Inc.)   Wisconsin
New England Controls, Inc.                               Connecticut
Nielsen Hardware Corporation                             Connecticut
Precision Fabrication Technology Inc.                    Indiana
Premier Industries Inc.                                  New Hampshire
VERO Electronics Inc.                                    New York
Versa Medical Technologies, Inc. (Dormant)               Wisconsin
Versa Technologies, Inc.                                 Delaware
Wright Line Inc.                                         Massachusetts
Wright Line International Inc.                           Delaware
Zero Corporation                                         Delaware
Zero - East Corporation                                  Massachusetts
Zero Enclosures, Inc.                                    California
Zero Integrated Systems                                  California
Zero International, Inc.                                 California
Zero Manufacturing Corporation (Dormant)                 California

                                                       Jurisdiction of
Name of Subsidiary                                     Incorporation
------------------                                     -------------
OUTSIDE THE UNITED STATES:
--------------------------
AIC (Hong Kong) Ltd. (49%)                             Hong Kong
Air Cargo Equipment Ltd.                               United Kingdom
AP International Corporation (Dormant)                 Barbados
Apitech Europa B.V. (Dormant)                          Netherlands
Applied Power Distribution GmbH                        Germany
Applied Power Asia Pte. Ltd.                           Singapore
Applied Power Australia Limited                        Australia
Applied Power Canada Ltd.                              Ontario, Canada
Applied Power do Brasil Equipamente Ltda. (Dormant)    Brazil
Applied Power Europa B.V. (Dormant)                    Netherlands
Applied Power Europe S.A.                              France
Applied Power Export Corp.                             US Virgin Islands
Applied Power (Far East) Ltd.                          Japan
Applied Power Finance B.V. (Dormant)                   Netherlands
Applied Power GmbH                                     Germany
Applied Power Holding GmbH                             Germany
Applied Power Hytec (M) Sdn. Bhd.                      Malaysia
Applied Power International, S.A.                      France
Applied Power International, S.A.                      Switzerland
Applied Power Italiana S.p.A.                          Italy
Applied Power Japan, Ltd.                              Japan
Applied Power Korea Ltd.                               South Korea
Applied Power Ltd. (Dormant)                           United Kingdom
Applied Power (Mexico) S. de R.L. de C.V.              Mexico
Applied Power Moscow                                   CIS
Applied Power New Zealand Limited                      New Zealand
APW Enclosures, Ltd.                                   Ireland
APW Enclosure Systems Ltd.                             United Kingdom
APW Finance Ltd.                                       United Kingdom
APW Holdings B.V.                                      Netherlands
Barry Controls GmbH                                    Germany
Barry Controls U.K. Ltd.                               United Kingdom
C Fab Manufacturing Ltd.                               Ireland
C Fab Developments Ltd.                                Ireland
Danica Supplies Limited                                United Kingdom
Danica Supply AS                                       Denmark
Electronics Packaging Limited (Dormant)                United Kingdom
Enerpac Asia Pte. Ltd.                                 Singapore
Enerpac Canada Ltd.                                    Canada
Enerpac Nederland B.V.                                 Netherlands
Enerpac Hydraulic Technology (India) Pte. Ltd.         India
Enerpac Ltd.                                           United Kingdom
Enerpac S.A.                                           France
Grupo Industrial Baja Tec S.A.                         Mexico
Hormann Electronics Ltd.                               Ireland
Hormann Security Systems Ltd.                          Ireland
Imhof-Bedco Limited (Dormant)                          United Kingdom
Imhof-Bedco Special Products Ltd. (Dormant)            United Kingdom
Imhof-Bedco Standard Products Ltd. (Dormant)           United Kingdom
Norelem S.A.                                           France
Pertesco Ltd. (Dormant)                                United Kingdom
Power-Packer do Brasil Ltd.                            Brazil
Power-Packer Espana, S.A.                              Spain
Power-Packer Europa B.V.                               Netherlands
Power Packer France, S.A.                              France

                                                       Jurisdiction of
Name of Subsidiary                                     Incorporation
------------------                                     -------------
Productos Aeros, S.A.                                  Mexico
Samuel Groves and Company Ltd.                         United Kingdom
Shanghai Blackhawk Machinery Co. Ltd.                  China
VERO Austin Electronics (China) Limited                Hong Kong
VERO Circuitboards Limited (Dormant)                   United Kingdom
VERO Connectors Limited (Dormant)                      United Kingdom
VERO Distribution Limited (Dormant)                    United Kingdom
VERO Electronics AB                                    Sweden
VERO Electronics (Exports) Ltd. (Dormant)              United Kingdom
VERO Electronics GmbH                                  Germany
VERO Electronics Ltd.                                  United Kingdom
VERO Electronics Overseas Investments Ltd.             United Kingdom
VERO Electronics Pte Limited                           Singapore
VERO Electronics S.A.                                  France
VERO Electronics SrL                                   Italy
VERO Group plc                                         United Kingdom
VERO President Systems Limited                         India
Wright Line Europe, B.V.                               Netherlands
Zero McLean Europe Ltd.                                United Kingdom

  All of the foregoing subsidiaries are included in the consolidated financial statements filed herewith.